Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-236064) of Can-Fite BioPharma Ltd.,

2.	Registration Statement (Form F-3 No. 333-276000) of Can-Fite BioPharma Ltd.,

3.	Registration Statement (Form F-3 No. 333-274316) of Can-Fite BioPharma Ltd.,

4.	Registration Statement (Form F-3 No. 333-262055) of Can-Fite BioPharma Ltd.,

5.	Registration Statement (Form F-3 No. 333-281872) of Can-Fite BioPharma Ltd.,

6.	Registration Statement (Form S-8 No. 333-271384) pertaining to the 2013 Global Incentive Option Scheme of Can-Fite BioPharma Ltd.

7.	Registration Statement (Form S-8 No. 333-227753) pertaining to the 2003 Israeli Share Option Plan and 2013 Global Incentive Option Scheme of Can-Fite BioPharma Ltd.

8.	Registration Statement (Form S-8 No. 333-278525) pertaining to the 2023 Option Plan of Can-Fite BioPharma Ltd.

of our report dated April 14, 2025, with respect to the consolidated financial statements of Can-Fite BioPharma Ltd. included in this Annual Report (Form 20-F) of Can-Fite BioPharma Ltd. for the year ended December 31, 2024.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 14, 2025	A Member of EY Global